Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Diversified Dividend and Income Fund
811-21407

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           8,219,558
   Against
              349,424
   Abstain
              312,367
   Broker Non-Votes
           2,711,923
      Total
         11,593,272


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and the Funds sub-advisor(s) as follows:


b. Nuveen Fund Advisors and NWQ
Investment Management Company, LLC.

   For
           8,156,932
   Against
              397,598
   Abstain
              326,819
   Broker Non-Votes
           2,711,923
      Total
         11,593,272


d. Nuveen Fund Advisors and Symphony
Asset Management LLC.



   For
           8,150,537
   Against
              408,894
   Abstain
              321,918
   Broker Non-Votes
           2,711,923
      Total
         11,593,272


h. Nuveen Fund Advisors and Security
Capital Research & Management
Incorporated.



   For
           8,154,019
   Against
              402,177
   Abstain
              325,153
   Broker Non-Votes
           2,711,923
      Total
         11,593,272


i. Nuveen Fund Advisors and Wellington
Management Company, LLP.




   For
           8,165,381
   Against
              403,187
   Abstain
              312,781
   Broker Non-Votes
           2,711,923
      Total
         11,593,272



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.